THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
            --------------------------------------------------------

     This Third Amendment to Amended and Restated Credit Agreement (the "Third Amendment") is made as of this __ day of February, 2002 by and among

     WICKES INC. (formerly Wickes Lumber Company), a Delaware corporation, as Lead Borrower (the "Lead Borrower") for the "Borrowers" which are said WICKES, INC and WICKES LUMBER L.P., a Delaware limited partnership, and each of those financial institutions identified as Lenders on Annex I hereto (together with each of their successors and assigns, referred to individually as a "Lender" and collectively as the "Lenders"), and

     FLEET RETAIL FINANCE INC., acting as agent for the Lenders in the manner and to the extent described in Article 11 hereof (in such capacity, the "Agent"), and

     BANK OF AMERICA, N.A., as Documentation Agent (the "Documentation Agent"), and

     FLEET NATIONAL BANK, as issuer of letters of credit (in such capacity, the "Issuing Bank")

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                               W I T N E S S E T H

     A. Reference is made to the Amended and Restated Credit Agreement (as amended and in effect, the "Credit Agreement") dated as of December 13, 2000 by and among the Lead Borrower, the Lenders, the Agent, the Documentation Agent and the Issuing Bank.

     B. The Lead Borrower, the Borrowers, the Agent, the Lenders and the Issuing Bank desire to further modify and amend the Credit Agreement

     Accordingly, the Agent, the Lenders, the Issuing Bank, the Lead Borrower and the Borrowers agree as follows:

     1.  Definitions.  Capitalized  terms used herein and not otherwise  defined
         -----------
herein shall have the meanings assigned to such terms in the Credit Agreement.

     2.  Amendments  to  Article  1. The  provisions  of Article 1 of the Credit
         --------------------------
Agreement are hereby amended by deleting the reference to "Section 5.7(c)" in the definition of "Base Rate Loan" and substituting "Section 5.1" in its stead.

     3.  Amendments  to  Article  2. The  provisions  of Article 2 of the Credit
     ---------------------------
Agreement are hereby amended by deleting the following from Section 2.1 of the Credit Agreement:

          Notwithstanding anything to the contrary herein contained, from and after August 13, 2001, the Average outstanding Revolving Loans and Letter of Credit Obligations during any calendar month shall not exceed 115% of the amounts projected on the Bank Projections.

and substituting the following in its stead:

          Notwithstanding anything to the contrary herein contained, from and after August 13, 2001, the Average outstanding Revolving Loans and Letter of Credit Obligations during any retail month of the Borrower shall not exceed 115% of the amounts projected on the Bank Projections. For purposes of clarity, 115% of the amounts projected on the Bank Projections for 2002 are set forth on Schedule C hereto.

          4. Amendment to Article 3. The provisions of Section 3.1 of the Credit
             ----------------------
          Agreement are hereby amended by deleting the following:


          Notwithstanding anything to the contrary herein contained, from and after August 13, 2001, the Average outstanding Revolving Loans and Letter of Credit Obligations during any calendar month shall not exceed 115% of the amounts projected on the Bank Projections.

and substituting the following in its stead:

          Notwithstanding anything to the contrary herein contained, from and after August 13, 2001, the Average outstanding Revolving Loans and Letter of Credit Obligations during any retail month of the Borrower shall not exceed 115% of the amounts projected on the Bank Projections. For purposes of clarity, 115% of the amounts projected on the Bank Projections for 2002 are set forth on Schedule C hereto.

          5.  Amendments to Article 5. The provisions of Article 5 of the Credit
              -----------------------
          Agreement are hereby amended as follows:


          a. Section 5.1 of the Credit Agreement is hereby amended by inserting the following provision at the end thereof:

               Subject to the provisions of Section 5.3 hereof, interest on Base Rate Loans which are Term Loans shall be payable monthly on the last day of each month at an interest rate per annum equal to the Base Rate plus one percent (1%).

          b. Section 5.3 of the Credit Agreement is hereby amended by deleting the following clause from the third (3rd) line thereof:

               or, if applicable with respect to the Term Loans, Section 5.7(c) below

          c. Section 5.7(a) of the Credit Agreement is hereby amended by deleting the following sentence therefrom:

               If the Borrower shall fail to select a new Interest Period for any Borrowing consisting of Eurodollar Rate Loans in accordance with this Section 5.7(a), such Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Base Rate Loans in the case of Revolving Loans or into Eurodollar Rate Loans with a one month Interest Period in the case of Term Loans.

               and substituting the following sentence in its stead:

               If the Borrower shall fail to select a new Interest Period for any Borrowing consisting of Eurodollar Rate Loans in accordance with this Section 5.7(a), such Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Base Rate Loans.

          d. Section 5.7(b) of the Credit Agreement is hereby amended by deleting the following clause therefrom:

               ; and provided further that Term Loans may not be converted into Base Rate Loans except pursuant to Section 5.7(c)(iv).

          e. Section 5.7(c)(iv) is hereby deleted in its entirety, and the following substituted in its stead:

               (iv) Intentionally Omitted.

          6.  Amendments  to Article  9. The  provisions  of Section  9.3 of the
              -------------------------
     Credit Agreement are hereby amended by deleting the number "$9,000,000" appearing therein and substituting the number "$7,000,000" in its stead.

          7. Amendments to Schedules.  The Credit Agreement is hereby amended by
             -----------------------
     adding a new Schedule C in the form annexed hereto.


          8. Regarding Wickes Lumber,  L.P.  Pursuant to the Second Amendment to
             -----------------------------
     Amended and Restated Credit Agreement, the Lead Borrower represented that the Lead Borrower was transferring and contributing its assets located in the states of Michigan and Indiana to Wickes Lumber L.P., subject to the Liens in favor of the Agent under the Loan Documents. The parties acknowledge that only the Indiana assets were contributed to Wickes Lumber, L.P. and that all of the Michigan assets are, and shall continue to be, owned by the Lead Borrower.

          9. Conditions  Precedent to Effectiveness.  This Third Amendment shall
             --------------------------------------
     not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

          a. This Third Amendment shall have been duly executed and delivered by the Majority Lenders and the other parties hereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Agent and the Majority Lenders.

          b. All action on the part of the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this Third Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Agent shall have been provided to the Agent.

          c. Except for (i) the filing of Uniform Commercial Code financing statements and recordation of amendments to the Mortgages, (ii) consents or authorizations which have been obtained or filings which have been made, and which in either case are in full force and effect or (iii) consents or authorizations the failure to obtain or filings the failure to make could not reasonably be expected to have a Material Adverse Effect, no consent or authorization of, permit from, filing with or other act by or in respect of, any Governmental Authority or any other Person shall be required in connection with the transactions contemplated hereunder, the grant of the Liens pursuant to the Credit Documents, or the continuing operations of the Borrower, the enforcement of the Agent's or the Lenders' rights under the Credit Documents, or with the execution, delivery, performance, validity or enforceability of the Credit Agreement, the other Credit Documents, the Indenture or any other documents executed in connection herewith or therewith.

          d. The Collateral Documents shall be effective to create in favor of the Agent for the benefit of the Lenders legal, valid and enforceable first (except for Liens permitted under Section 9.5 of the Credit Agreement which are entitled to priority under applicable law) security and mortgage interests in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the
               Agent to protect and preserve such security and mortgage interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

          e. The Borrower shall have paid to the Agent (i) an amendment fee, for the pro rata account of the Lenders based on their respective Commitment Percentages, in an amount equal to $100,000. The amendment fee shall be fully earned upon the effectiveness of this Third Amendment and shall not be subject to refund or rebate under any circumstances.

          f. The Borrower shall have provided such additional instruments and documents to the Agent as the Agent and Agent's counsel may have reasonably requested.

          1)   Miscellaneous.
               -------------

          a. This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

          b. This Third Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

          c. Any determination that any provision of this Third Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Third Amendment.

          d. The Borrower shall pay on demand all costs and expenses of the Agent, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution and delivery of this Third Amendment.

          e. The Borrower warrants and represents that the Borrower has consulted with independent legal counsel of the Borrower's selection in connection with this Third Amendment and is not relying on any representations or warranties of the Agent or its counsel in entering into this Third Amendment.

     IN WITNESS WHEREOF, the parties have duly executed this Third Amendment as of the day and year first above written.

                                    WICKES, INC.


                                    by____________________________________
                                      Name:
                                      Title:
                                      Address:

                                    WICKES LUMBER L.P.
                                    By its General Partner
                                    Wickes, Inc.

                                    by____________________________________
                                      Name:
                                      Title:
                                      Address:


                                 FLEET RETAIL FINANCE INC., as Agent and Lender,


                                    by____________________________________
                                      Name:
                                      Title:

                                    FOOTHILL CAPITAL CORPORATION


                                    by____________________________________
                                      Name:
                                      Title:

                                    BANK OF AMERICA, N.A.


                                    by____________________________________
                                      Name:
                                      Title:


                                    LASALLE BANK NATIONAL ASSOCIATION


                                    by____________________________________
                                      Name:
                                      Title:

                                    THE CIT GROUP/BUSINESS CREDIT, INC.


                                    by____________________________________
                                      Name:
                                      Title:

                                    CONGRESS FINANCIAL CORPORATION (CENTRAL)


                                    by____________________________________
                                      Name:
                                      Title:


                                    AMERICAN NATIONAL BANK
                                    AND TRUST COMPANY OF CHICAGO


                                    by____________________________________
                                      Name:
                                      Title:

                                    GENERAL ELECTRIC CAPITAL CORPORATION


                                    by____________________________________
                                      Name:
                                      Title:

                                    COMERICA BANK

                                    by____________________________________
                                      Name:
                                      Title:

                                    THE PROVIDENT BANK


                                    by____________________________________
                                      Name:
                                      Title:



                                                     SCHEDULE C
----------------------------------------------------------- --------------------------------------------------------

Retail Month                                                115% of Bank Projections
----------------------------------------------------------- --------------------------------------------------------


January, 2002                                               $93,908,000
----------------------------------------------------------- --------------------------------------------------------


February, 2002                                              $96,514,000
----------------------------------------------------------- --------------------------------------------------------


March, 2002                                                 $108,573,00

----------------------------------------------------------- --------------------------------------------------------

April, 2002                                                 $126,079,000

----------------------------------------------------------- --------------------------------------------------------

May, 2002                                                   $136,988,000

----------------------------------------------------------- --------------------------------------------------------

June, 2002                                                  $133,568,000

----------------------------------------------------------- --------------------------------------------------------

July, 2002                                                  $139,336,000

----------------------------------------------------------- --------------------------------------------------------

August, 2002                                                $132,641,000

----------------------------------------------------------- --------------------------------------------------------

September, 2002                                             $110,631,000

----------------------------------------------------------- --------------------------------------------------------

October, 2002                                               $109,389,000

----------------------------------------------------------- --------------------------------------------------------

November, 2002                                              $93,091,000

----------------------------------------------------------- --------------------------------------------------------


December, 2002                                              $79,826,000
----------------------------------------------------------- --------------------------------------------------------

694129.6